SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 14, 2008

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 14, 2008, the Compensation Committee of the Board of Directors of ON Semiconductor Corporation (“Company”) made certain awards of performance based restricted stock units (“PBRSUs”) to certain named executive officers (“NEOs”) of the Company. On May 15, 2008, the Board of Directors of the Company also approved these awards. The awards of PBRSUs are described more below. Under our equity award grant date policy, these awards will become effective on June 2, 2008.

The awards of PBRSUs relate to the successful integration of AMIS Holdings, Inc., which was merged into the Company on March 17, 2008. The awards of PBRSUs to certain NEOs was as follows: (i) 50,000 PBRSUs to Donald Colvin, Executive Vice President, Chief Financial Officer and Treasurer of the Company; (ii) 120,000 to Robert Mahoney, Executive Vice President of Sales and Marketing of the Company; and (iii) 120,000 to John Nelson, Executive Vice President and Chief Operating Officer of the Company under the 2000 Stock Incentive Plan, as amended (“SIP”), subject to the terms and conditions of the PBRSUs award agreement, the form of which is attached hereto at Exhibit 10.1 (Mr. Colvin’s) and Exhibit 10.2 (Messrs. Mahoney and Nelson). Each PBRSU represents the right to receive one share of the Company’s common stock on the applicable vesting date.

Of Mr. Colvin’s 50,000 PBRSUs: (1) 35% of his units will vest if the Company accomplishes the required information technology changes related to a specific tax structure of the Company on or before the end of the Company’s first quarter of 2009; and (2) the remaining 65% of his units will vest upon the achievement of a range of total consolidated revenues and gross margin percentages on total consolidated revenues targets on or prior to the end of the fiscal quarter in which the third anniversary of the effective date of the grant falls. In this regard, 30% of Mr. Colvin’s units will vest upon achievement of a base level of such revenues and gross margin targets and an additional 35% of his units will vest upon achievement of a higher level of such revenues and gross margin targets. In other words, at such time as the performance based targets for revenues and gross margin at the higher level for the awards of PBRSUs are achieved for Mr. Colvin, 65% or 32,500 units will vest immediately if not previously vested. If the minimum performance based targets for revenues and gross margin are not achieved, then no PBRSUs will vest for these performance measurements. Subject to certain exceptions, vesting of the PBRSUs is also subject to continued employment of Mr. Colvin with the Company on the date of vesting.

Mr. Mahoney’s PBRSUs and Mr. Nelson’s PBRSUs vest upon the achievement of a range of total consolidated revenues and gross margin percentages on total consolidated revenues targets on or prior to the end of the fiscal quarter in which the third anniversary of the effective date of the grant falls. 30% of Mr. Mahoney’s and Mr. Nelson’s units will vest upon achievement of a base level of such revenues and gross margin targets, an additional 35% of Mr. Mahoney’s and Mr. Nelson’s units will vest upon achievement of a mid-level of such revenues and gross margin targets, and an additional 35% of Mr. Mahoney’s and Mr. Nelson’s units will vest upon achievement of a higher level of such revenues and gross margin targets. In other words, at such time as the performance based targets at the higher level for the awards of PBRSUs are achieved for Mr. Mahoney and Mr. Nelson, all of the 120,000 units for Mr. Mahoney and all of the 120,000 units for Mr. Nelson will vest immediately if not previously vested. If the minimum performance based targets are not achieved, then no PBRSUs will vest. Subject to certain exceptions, vesting of the PBRSUs is also subject to continued employment of Mr. Mahoney and Mr. Nelson, as the case may be, with the Company on the date of vesting.

The above descriptions are qualified in their entirety by reference to the form of Performance Based Restricted Stock Units Award Agreements attached hereto at Exhibit 10.1 (Mr. Colvin) and Exhibit 10.2 (Mr. Mahoney and Mr. Nelson), and the other terms and conditions set forth in the SIP.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Performance Based Restricted Stock Units Award Agreement under the ON Semiconductor 2000 Stock Incentive Plan (Performance Based Award for Certain Officers (for Donald Colvin))

10.2	Performance Based Restricted Stock Units Award Agreement under the ON Semiconductor 2000 Stock Incentive Plan (Performance Based Award for Certain Officers (for Robert Mahoney and John Nelson))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date: May 19, 2008	By:	/s/GEORGE H. CAVE
George H. Cave
Senior Vice President, General Counsel, Chief Compliance & Ethics Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Performance Based Restricted Stock Units Award Agreement under the ON Semiconductor 2000 Stock Incentive Plan (Form of Performance Based Award for Certain Officers (for Donald Colvin))

10.2	Performance Based Restricted Stock Units Award Agreement under the ON Semiconductor 2000 Stock Incentive Plan (Form of Performance Based Award for Certain Officers (for Robert Mahoney and John Nelson))